Exhibit 99.1

GULF TANKS HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2013

(With Independent Auditors’ Report Thereon)

GULF TANKS HOLDINGS, INC. AND SUBSIDIARIES

Independent Auditor’s Report

The Board of Directors

Gulf Tanks Holdings, Inc:

We have audited the accompanying consolidated financial statements of Gulf Tanks Holdings, Inc. and its subsidiaries which comprise the consolidated balance sheet as of December 31, 2013, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gulf Tanks Holdings, Inc. and its subsidiaries as of December 31, 2013, and the results of their operations and their cash flows for the year then ended, in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Houston, Texas

April 24, 2014

GULF TANKS HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheet

December 31, 2013

(In thousands, except share and per share data)

2013
Assets

Cash	$2,327
Trade accounts receivable, net of allowance for doubtful accounts	19,944
Inventory	749
Prepaid expenses and other assets	763
Rental equipment and vehicles, net of accumulated depreciation	108,530
Property and equipment, net of accumulated depreciation	2,957
Intangible assets, net of accumulated amortization	37,690
Goodwill	113,324
Deferred financing costs, net of accumulated amortization	8,451

Total assets	$294,735

Liabilities and Stockholders’ Equity

Trade accounts payable	$7,388
Accrued expenses and other liabilities	3,840
Deferred tax liabilities	14,893
Capital lease obligations	782
Long-term debt	235,095

Total liabilities	261,998

Stockholders’ equity:
Common stock, $0.01 par value. Authorized, 2,000,000 shares; issued and outstanding, 613,377 shares	6
Additional paid-in capital	69,312
Accumulated deficit	(36,581)

Total stockholders’ equity	32,737

Total liabilities and stockholders’ equity	$294,735

See accompanying notes to consolidated financial statements.

GULF TANKS HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statement of Operations

Year ended December 31, 2013

(In thousands)

2013
Revenues:
Rental revenues	$62,901
Service revenues	24,276
Sales revenues	2,713

Total revenues	89,890

Cost of revenues:
Cost of rental revenues	19,416
Cost of service revenues	21,777
Rental equipment and vehicle depreciation	21,873
Cost of sales revenues	2,000

Total cost of revenues	65,066

Gross profit	24,824
Selling, general, and administrative expenses	15,866
Property and equipment depreciation	1,166
Amortization of intangible assets	3,233
Gain on sale of assets	(1,707)

Operating earnings	6,266
Other expense:
Interest expense, net	(19,679)

Loss before income taxes	(13,413)
Income tax benefit	(3,081)

Net loss	$(10,332)

See accompanying notes to consolidated financial statements.

GULF TANKS HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statement of Stockholders’ Equity

Year ended December 31, 2013

(In thousands, except share data)

	Common stock		Additional paid-in capital	Accumulated deficit	Total stockholders’ equity
	Shares	Amount
Balance at December 31, 2012	613,377	6	$68,609	$(26,249)	$42,366
Stock-based compensation	—	—	703	—	703
Net loss	—	—	—	(10,332)	(10,332)

Balance at December 31, 2013	613,377	$6	$69,312	$(36,581)	$32,737

See accompanying notes to consolidated financial statements.

GULF TANKS HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statement of Cash Flows

Year ended December 31, 2013

(In thousands)

Cash flows from operating activities:
Net loss	$(10,332)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	26,272
Amortization of deferred financing costs	1,765
Gain on sale of assets	(1,707)
Deferred taxes	(3,301)
Bad debt expense	406
Stock compensation expense	703
Other, net	—
Changes in operating assets and liabilities:
Trade accounts receivable	2,939
Inventory	52
Prepaid expenses and other assets	85
Trade accounts payable	453
Accrued expenses and other liabilities	818

Net cash provided by operating activities	18,153

Cash flows from investing activities:
Purchases of rental equipment and vehicles	(14,994)
Proceeds from sale of rental equipment and vehicles	2,311
Purchases of property and equipment	(1,111)
Proceeds from sale of property and equipment	8
Acquisitions net of cash acquired	(45,188)

Net cash used in investing activities	(58,974)

Cash flows from financing activities:
Payments under prior revolving credit facility, net	—
Borrowings under revolving credit facility, net	11,000
Payment for deferred financing costs	(1,980)
Repayment of second lien term debt	—
Repayment of senior subordinated debentures	—
Proceeds from term loan debt	42,500
Payments of term loan debt	(9,110)
Principal payments under capital lease obligation	(1,097)

Net cash provided by financing activities	41,313

Net change in cash	492
Cash at beginning of period	1,835

Cash at end of period	$2,327

Cash payments for:
Interest	$17,914
Income taxes	265

Supplemental schedules of noncash investing and financing activities:
Capital expenditures accrued in accounts payable	$2,224

See accompanying notes to consolidated financial statements.

GULF TANKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013

(In thousands, except share and per share data)

(1)	Organization and Basis of Presentation

Gulf Tanks Holdings, Inc., a company formed by investment funds affiliated with Odyssey Investment Partners LLC (Odyssey), a private equity fund, is principally a holding company organized under the laws of Delaware, conducting its operations through its wholly owned subsidiary Evergreen Tank Solutions, Inc. (Evergreen) and Evergreen’s wholly owned subsidiary Water Movers, Inc. (Water Movers). Gulf Tanks Holdings, Inc., Evergreen Tank Solutions, Inc., and Water Movers, Inc. are collectively referred to herein as “the Company”. The Company rents temporary-use liquid and solid storage containers, pumps and related equipment to primarily chemical, refinery, oil and natural gas drilling, and environmental service customers. In addition to equipment rental, the Company provides customers with support in selecting the proper equipment, configuring and setting up containers, pumps, delivery, transportation, and other related services. The Company also sells used equipment from its rental fleet and complementary parts and supplies. The Company operates from locations in thirteen states with a concentration of activity in the Gulf Coast region.

The nature of operations is such that short-term obligations are met typically by cash flows generated from long-lived assets. Consequently, consistent with industry practice, the consolidated balance sheets are presented on an unclassified basis. The consolidated financial statements have been prepared by consolidating the financial information and results for Gulf Tanks Holdings, Inc. and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated. The equipment and required labor for the Company are readily available, and the Company is not dependent on a single supplier or only a few suppliers.

Evergreen commenced operations on April 6, 2007, when it acquired the assets and assumed certain liabilities of the tank business of NES Rentals Holdings, Inc. Evergreen acquired Water Movers, Inc. on June 6, 2013, acquiring all assets and liabilities of the company. Water Movers then acquired the rental division of Cogent, Inc. on December 16, 2013, acquiring the rental assets and assuming the related liabilities.

(2)	Significant Accounting Policies

(a)	Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

(b)	Trade Accounts Receivable

Trade accounts receivable represent amounts due from customers on rental and service contracts and equipment sales. Allowance for doubtful accounts of $953 at December 31, 2013, are estimated at the consolidated balance sheets date based upon expected collectability. Accounts are written off as they are determined to be uncollectible. Bad debt expense (net of recoveries) totaled $406 for the year ended December 31, 2013.

(Continued)

GULF TANKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013

(In thousands, except share and per share data)

(c)	Inventory

Inventory primarily consists of parts held for sale, parts used for internal maintenance, and equipment held for sale. Inventory is stated at the lower of cost or market. Cost is determined using the weighted average cost method. Reserves for excess and obsolete inventory are estimated at the consolidated balance sheets date.

(d)	Rental Equipment and Vehicles

Rental equipment and vehicles are recorded at cost at the date of purchase. Depreciation of rental equipment is computed using the straight-line method over estimated useful lives of 7 – 15 years. Depreciation of vehicles is computed using the straight-line method over estimated useful lives of 5 years. Accumulated depreciation on rental equipment and vehicles was $90,402 at December 31, 2013. Ordinary repair and maintenance costs are charged to operations as incurred. Major repairs for reconditioning that extends the useful life of the rental equipment and vehicles are capitalized and depreciated over their estimated remaining useful lives. Rental equipment and vehicles depreciation expense aggregated $21,873 for the year ended December 31, 2013.

(e)	Property and Equipment

Property and equipment are recorded at cost at the date of purchase. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Machinery and equipment	5 years
Computers, furniture, and fixtures	3 – 5 years
Leasehold improvements	Over the shorter of the lease term or estimated useful life

When property and equipment are disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gains or losses are included in the consolidated statements of operations. Ordinary repair and maintenance costs are charged to operations as incurred.

(f)	Long-Lived Assets

In accordance with Impairment or Disposal of Long-Lived Assets Subsections of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Subtopic 360-10, Property, Plant, and Equipment – Overall, long-lived assets, such as property and equipment, rental equipment, and purchased intangible assets subject to amortization are tested for recoverability whenever events or changes in circumstances indicate that carrying amounts may not be recoverable. When such events occur, the Company compares the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset or asset group to the carrying amount of the long-lived asset or asset group. If this comparison indicates that an impairment exists, the amount of the impairment is measured by comparing the carrying value to the fair market value of the asset. No impairment was recorded in the year ended December 31, 2013.

(Continued)

GULF TANKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013

(In thousands, except share and per share data)

(g)	Goodwill

Goodwill is an asset representing the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. Goodwill is reviewed for impairment at least annually in accordance with the provisions of FASB ASC Topic 350, Intangibles – Goodwill and Other. The Company adopted Accounting Standards Update (ASU) 2011-08, Testing Goodwill for Impairment (ASU 2011-08), which amends the guidance in ASC 350-20, Intangibles – Goodwill and Other – Goodwill in December 2011. Under ASU 2011-08, entities have the option of performing a qualitative assessment before calculating the fair value of the reporting unit when testing goodwill for impairment. If the fair value of the reporting unit is determined, based on qualitative factors, to be more likely than not less than the carrying amount of the reporting unit, then entities are required to perform the two-step goodwill impairment test.

The goodwill impairment test begins with a qualitative assessment in which the following conditions are evaluated: macroeconomic conditions, industry and market considerations, cost factors, overall financial performance, other relevant factors such as a change in management, any changes in the composition or carrying amount of the net assets, and, if applicable, a sustained decrease in share price.

After the qualitative assessment in regards to goodwill is performed, if needed, the two-step test will be performed. Under the first step, the fair value of the reporting unit is compared with its carrying value (including goodwill). If the fair value of the reporting unit is less than its carrying value, an indication of goodwill impairment exists for the reporting unit and the enterprise must perform step two of the impairment test (measurement). Under step two, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation and the residual fair value after this allocation is the implied fair value of the reporting unit goodwill. Fair value of the reporting unit is determined using a discounted cash flow analysis. If the fair value of the reporting unit exceeds its carrying value, step two does not need to be performed.

The Company conducts its annual impairment review of goodwill as of December 31, and when a triggering event occurs between annual impairment tests. Based on the qualitative assessment of goodwill, it was not necessary to perform the two-step test. No impairment was recorded in the year ended December 31, 2013.

(h)	Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of trade accounts receivable. Concentration of credit risk with respect to trade accounts receivable is limited due to the large number of customers and the geographic dispersion of the Company. The Company performs credit evaluations of its customers’ financial condition and generally does not require collateral on trade accounts receivable. The Company maintains an allowance for doubtful accounts on its trade accounts receivable based upon expected collectibility.

(Continued)

GULF TANKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013

(In thousands, except share and per share data)

For the year ended December 31, 2013, two customers accounted for approximately 24% of consolidated revenues.

For the year ended December 31, 2013, two customers accounted for approximately 15% of consolidated accounts receivable.

(i)	Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the dates of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Significant estimates include, but are not limited to, useful lives and recoverability of long-lived assets, residual values of rental equipment, recoverability of amortizable intangible assets and goodwill, recoverability of deferred tax assets, and allowances for trade accounts receivable and inventory. Actual results could differ from those estimates.

(j)	Revenue Recognition

Revenues from equipment rentals are recognized ratably over the contract term. Service revenue is recognized as the work is completed. Sales revenues, which consist primarily of the sale of parts and supplies, are recognized upon completion of the sale. Earned but unbilled revenues on rental and service work at December 31, 2013 was $1,286, and is included in trade accounts receivable in the consolidated balance sheet. The Company records all taxes imposed directly on revenue-producing transactions on a net basis.

(k)	Fair Value Measurements

The carrying amounts reported in the consolidated balance sheets for cash, trade accounts receivable, trade accounts payable, and accrued expenses and other liabilities approximate fair value due to the immediate short-term maturity of these financial instruments. The fair value of the Company’s debt instruments is more fully described in note 7, Long-Term Debt.

(l)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the benefit of income tax positions only if such positions are more likely than not to be sustained.

(Continued)

GULF TANKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013

(In thousands, except share and per share data)

(m)	Stock Option Plan

The Company accounts for stock-based compensation activities in accordance ASC Topic 718, Compensation – Stock Compensation. ASC Topic 718 requires that all stock-based compensation be recognized as an expense in the financial statements and that such cost be measured at the fair value of the award. This statement also requires that excess tax benefits related to stock option exercises be reflected as financing cash inflows. Share based compensation cost is recorded in the same manner as other components of compensation cost for employees.

(n)	Deferred Financing Costs

The Company capitalizes the costs of obtaining financing for long-term debt. These costs are amortized over the term of the associated debt instrument utilizing the effective-interest method. Amortization of deferred financing costs of $1,764 in 2013 is included in interest expense, net.

(3)	Acquisitions

(a)	Water Movers, Inc.

On June 6, 2013 Evergreen Tank Solutions, Inc., the wholly owned subsidiary of Gulf Tanks Holdings, Inc., acquired all of the tangible and intangible assets of Water Movers, Inc. (Water Movers). The acquisition was accounted for as a business combination. The results of Water Movers’ operations have been included in the consolidated financial statements since that date. Water Movers rents pumps and related accessories operating from four leased facilities located in Phoenix, AZ, Las Vegas, NV, Salt Lake City, UT and Safford, AZ. In addition to expanding the pump rental business sector, the acquisition was strategic in nature whereby this expansion will also extend to the container rental business of Evergreen. The goodwill of $15,909 arising from this acquisition relates primarily to the expected synergies from the expansion of rental products and related services. The goodwill from this stock acquisition is not deductible for income tax purposes.

The total purchase price was $28,875 and was paid in cash.

(Continued)

GULF TANKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013

(In thousands, except share and per share data)

The following table summarizes the consideration paid for Water Movers and the amounts of estimated fair value of the assets acquired at the acquisition date:

Consideration:
Cash	$28,875
Acquisition related costs included in:
Selling, general, and administrative expenses	791
Assets:
Cash	$74
Trade accounts receivable, net of allowance	1,970
Rental equipment and vehicles	9,460
Property and equipment	459
Other assets	392
Intangible assets	7,237
Goodwill	15,908

Total assets	35,500
Liabilities:
Deferred tax liability	5,705
Trade accounts payable, accrued expenses, and other liabilities	920

Net assets acquired	$28,875

The purchase price allocation is based on an assessment of the fair value of the assets acquired in the acquisition. The fair values of the property and equipment, and intangible assets acquired were based on the market, cost and income approaches, utilizing valuation results from independent valuation specialists and other information currently available.

The fair value of the acquired intangible assets is $7,237, all of which is being amortized. The intangible assets that make up that amount are customer relationships ($7,159; 15-year useful life) and noncompete agreements ($78; 5 year useful life).

(b)	Rental Division of Cogent

On December 16, 2013 Water Movers, the wholly owned subsidiary of Evergreen (which is the wholly owned subsidiary of Gulf Tanks Holdings, Inc.) acquired the rental division of Cogent, Inc. (Cogent). The acquisition was accounted for as a business combination. The results of the rental division of Cogent’s operations have been included in the consolidated financial statements since that date. The rental division of Cogent rents pumps and related accessories operating from four leased facilities located in Kansas City, MO, St. Louis, MO, Springfield, MO and Wichita, KS. In addition to expanding the pump rental business sector, the acquisition was strategic in nature whereby this expansion will also extend to the container rental business of Evergreen as well as expand the pump rental business of Water Movers. The goodwill of $5,587 arising from this acquisition relates primarily to the expected synergies from the expansion of rental products and related services. The goodwill from this asset purchase is deductible for income tax purposes.

(Continued)

GULF TANKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013

(In thousands, except share and per share data)

The total purchase price was $16,386 and was paid in cash.

The following table summarizes the consideration paid for the rental division of Cogent and the amounts of estimated fair value of the assets acquired at the acquisition date:

Consideration:
Cash	$16,386
Acquisition related costs included in:
Selling, general, and administrative expenses	180
Assets:
Trade accounts receivable, net of allowance	$921
Rental equipment and vehicles	3,635
Property and equipment	4
Other assets	106
Intangible assets	6,512
Goodwill	5,587

Total Assets	16,765
Liabilities:
Trade accounts payable, accrued expenses, and other liabilities	379

Net assets acquired	$16,386

The purchase price allocation is based on an assessment of the fair value of the assets acquired in the acquisition. The analysis of the Cogent fair values above is substantially complete but all fair values have not been finalized pending obtaining the information necessary to complete the analysis. Companies have one year after an acquisition to finalize acquisition accounting under current accounting rules.

The Company’s estimate of fair value of the acquired intangible assets is $6,512, all of which is being amortized. The intangible assets that make up that amount are customer relationships ($6,428; 15-year useful life) and noncompete agreements ($84; 5 year useful life).

The pro forma information is presented for illustration purposes only and is not necessarily indicative of the operating results that would have occurred had the acquisitions been completed at the assumed date, nor is it necessarily indicative of future operating results of the combined entity. The pro forma adjustments reflect pre-acquisitions results of the Company for January 1, 2013 through June 5, 2013 (Water Movers) and December 15, 2013 (Cogent). The pro forma adjustments include estimates and assumptions based on currently available information. Management believes the estimates and assumptions are reasonable, and the relative effects of the transactions are properly reflected. The pro forma information does not reflect any cost savings or other synergies anticipated as a result of the acquisitions, nor any future acquisition related expenses.

(Continued)

GULF TANKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013

(In thousands, except share and per share data)

The following table presents the pro forma condensed financial information of the Company as if the acquisitions had occurred on January 1, 2013:

Unaudited
pro forma
year ended
December 31,
2013
Revenue	$102,264
Net loss	(14,533)

(4)	Property and Equipment

Property and equipment, net of accumulated depreciation consist of the following at December 31, 2013:

Machinery and equipment	$2,104
Computers, furniture, and fixtures	2,390
Leasehold improvements	3,483

7,977
Accumulated depreciation	(5,020)

$2,957

Property and equipment depreciation expense aggregated $1,166 for the year ended December 31, 2013.

(Continued)

GULF TANKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013

(In thousands, except share and per share data)

(5)	Goodwill and Other Intangible Assets

(a)	Acquired Intangible Assets

	December 31, 2013
	Weighted average amortization period	Gross carrying amount	Accumulated amortization	Net carrying amount
Amortizing intangible assets:
Customer relationships	15 yrs	$57,587	$(20,049)	$37,538
Noncompete agreements	5 yrs	162	(10)	152

Total		$57,749	$(20,059)	$37,690

Customer relationships are amortized on a straight-line basis over 15 years and the noncompete intangible is amortized on a straight-line basis over 5 years. Amortization expense was $3,233 for the year ended December 31, 2013. Amortization expense for the years ending December 31, 2014 through 2017 is estimated to be $3,871 in each of these four years and $3,862 in 2018.

(b)	Goodwill

Goodwill at December 31, 2013 consists of $113,324 recorded for the acquisition of NES Rental Holdings, Inc. on April 6, 2007, the acquisition of Water Movers, Inc. on June 6, 2013 and the acquisition of the rental division of Cogent, Inc. on December 16, 2103. The purchase prices paid to effect the acquisitions were allocated to the acquired assets and assumed liabilities at fair value. Based on these values, the excess purchase price over the fair value of the net assets acquired was allocated to goodwill and other intangible assets for each acquisition.

(6)	Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consist of the following at December 31, 2013:

Accrued compensation and benefits	$1,347
Accrued property and other taxes	1,681
Other accrued expenses	812

$3,840

(Continued)

GULF TANKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013

(In thousands, except share and per share data)

(7)	Long-Term Debt

Long-term debt at December 31, 2013 consists of the following:

Borrowings under revolving credit agreement, LIBOR interest plus 1.75%, principal due September 2017	$36,705
Term loan debt, maturing September 2018, interest at LIBOR plus 8.00%, payable in quarterly installments of $2,610 through June 2018	198,390

Total long-term debt	$235,095

In September 2012, the Company entered into a revolving credit agreement (the Revolving Credit Agreement) and a term loan credit agreement (the Term Loan Credit Agreement) with a syndicate of banks. Proceeds from the new credit agreements were used to refinance the prior revolving credit facility, second lien term debt and senior subordinated debentures.

The Revolving Credit Agreement permits the Company to borrow through September 2017 up to $65 million, bearing interest at LIBOR plus 1.75%, payable on a monthly basis. The Company must pay an annual commitment fee of 0.500% on the unused portion of the commitment. At December 31, 2013, the Company had $28,295 available under this facility.

The Term Loan Credit Agreement bears interest at a rate equal to LIBOR plus 8.00%, subject to a LIBOR floor of 1.50%. Interest on the Term Loan Credit Agreement is paid quarterly, and the loan matures in September 2018. Principal is payable in quarterly installments of $2,063 beginning March 31, 2013, with the quarterly installments changing to $2,610 beginning December 31, 2013 with a final payment of $151,403 on September 28, 2018. Beginning with the fiscal year ending December 31, 2013, the Company is required to make a mandatory prepayment within 150 days after the end of the fiscal year if there is excess cash flow as defined in the Term Loan Credit Agreement. There was no excess cash flow for the year ended December 31, 2013 and therefore there is no mandatory prepayment required in 2014.

The Revolving Credit Agreement and the Term Loan Credit Agreement contain customary restrictions limiting the Company’s ability to incur additional indebtedness, pay dividends or make other distributions, repurchase capital stock, incur liens, make certain investments, enter into certain types of transactions with affiliates, use assets as security in other transactions, and sell certain assets or merge with or into other companies. Substantially all of the tangible assets of the Company have been pledged as collateral under the Revolving Credit Agreement and the Term Loan Credit Agreement.

(Continued)

GULF TANKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013

(In thousands, except share and per share data)

The aggregate maturities of long-term debt for each of the five years subsequent to December 31, 2013 are:

2014	$10,442
2015	10,442
2016	10,442
2017	47,147
2018 and thereafter	156,622

$235,095

The carrying amounts of long-term debt for the revolving credit facility and term loan approximate fair value as they have variable interest rates based upon current market indices.

(8)	Income Taxes

(a)	Income Taxes

Income tax expense (benefit) attributable to income from continuing operations for the year ended December 31, 2013 consists of:

	2013
	Current	Deferred	Total
U.S. federal	$—	$(3,301)	$(3,301)
State and local	220	—	220

	$220	$(3,301)	$(3,081)

(b)	Tax Rate Reconciliation

Income tax benefit attributable to income from continuing operations was $3,081 for the year ended December 31, 2013, and differed from the amounts computed by applying the U.S. federal income tax rate of 35% to pretax income from continuing operations as a result of changes in the valuation allowance and state income taxes recorded during the year ended December 31, 2013. During 2013 the Company recorded a tax benefit of approximately $5,705 because of the deferred tax liabilities recognized on the Water Movers acquisition and related reduction in the valuation allowance.

(Continued)

GULF TANKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013

(In thousands, except share and per share data)

(c)	Significant Components of Current and Deferred Taxes

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2013 are presented below:

Deferred tax assets:
Net operating loss carryforwards	$42,288
Accrued expenses	97
Accounts receivable	211
Other deductible temporary differences	2,893

Total gross deferred tax assets	45,489
Less valuation allowance	(18,044)

Net deferred tax assets	27,445

Deferred tax liabilities:
Goodwill	(14,893)
Plant and equipment, principally due to differences in depreciation	(24,552)
Intangible assets	(2,537)
Other deductible temporary differences	(356)

Total gross deferred lax liabilities	(42,338)

Net deferred tax liability	$(14,893)

The valuation allowance for deferred tax assets as of December 31, 2013 was $18,044. The net change in the total valuation allowance was an increase of $1,011 for the year ended December 31, 2013. The valuation allowance at December 31, 2013 was primarily related to net operating loss carryforwards that, in the judgment of management, more likely than not will not be realized. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected future taxable income, and tax planning strategies in making this assessment. Based upon the Company’s analysis of future taxable income over the periods in which the deferred tax assets are deductible, management does not believe it is more likely than not that the Company will realize the benefits of these deductible differences at December 31, 2013. The amount of the deferred tax asset considered realizable could change in the near term if estimates of future taxable income during the carryforward period are changed.

At December 31, 2013, the Company has net operating loss carryforwards for federal income tax purposes of $119,498, which are available to offset future federal taxable income, and will expire if unused beginning in 2027. The Company has net operating loss carryforwards for state income tax purposes of $5,792, which are available to offset future state taxable income, and will expire if unused beginning in 2027.

(Continued)

GULF TANKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013

(In thousands, except share and per share data)

The Company does not have any uncertain tax positions at December 31, 2013.

The Company, including its domestic subsidiaries, files consolidated federal and state income tax returns and is subject to examinations of its 2009 through 2012 income tax return filings.

(9)	Stockholders’ Equity

Common Stock

Holders of common stock are entitled to one vote per share, and to receive dividends and, upon liquidation or dissolution, are entitled to receive all assets available for distribution to stockholders. The holders have no preemptive or other subscription rights and there are no redemption or sinking fund provisions with respect to such shares.

(10)	Stock Compensation Plan

On August 23, 2012, the Company amended and restated the 2007 Stock Option Plan of Gulf Tanks Holdings, Inc. (the Stock Option Plan) that permits the grant of stock options to employees, consultants, and independent directors. The amendment increased the number of shares of common stock available for issuance under the Stock Option Plan from 66,667 shares to 133,334 shares. Options that are canceled may be reissued. The exercise price associated with each option shall be set by the board of directors and is equal to or greater than fair value on the grant date. The term of each option shall not exceed 10 years from the date of issuance.

At December 31, 2013, there were 2,667 additional shares available for the Company to grant under the Plan. The fair value of each option award is estimated on the date of grant using the Black-Scholes option pricing model using the weighted average assumptions indicated in the following table. Since the Company was formed in 2007 and its shares are rarely traded, the Company uses estimates of future exercise patterns to determine expected life and computes the expected volatility based on the average historical volatility of similar entities with publicly traded shares. Similarly, when the options granted have both a time-based and performance-based vesting formula, the Company estimated the percentage of options it expects to vest over time. The risk-free rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.

(Continued)

GULF TANKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013

(In thousands, except share and per share data)

During the twelve months ended December 31, 2013, the Company granted option awards to purchase 8,500 shares of common stock. These option awards had a weighted average exercise price of $246.00 and a weighted average grant date fair value of $82.73 per share. These option awards had a weighted average exercise price of $243.00 and a weighted average grant date fair value of $104.71 per share. The weighted average grant date fair value is calculated using the Black-Scholes option pricing model based on the assumptions below for each respective period.

2013
Valuation assumptions:
Expected dividend yield	—%
Expected volatility	55%
Expected term (in years)	5
Risk-free interest rate	2%

Stock option activity during the periods indicated is as follows:

	Number of shares	Weighted average exercise price per share	Weighted average remaining contractual term (in years)
Balance at December 31, 2012	126,167	$169	7.8
Granted	8,500	246
Forfeited	(1,200)	100
Expired	(2,800)	202

Balance at December 31, 2013	130,667	174	7.0

Stock options exercisable were 88,683 at December 31, 2013.

(Continued)

GULF TANKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013

(In thousands, except share and per share data)

The options granted by the Company in 2013 for 8,500 shares of common stock were all vested and exercisable on the date of grant. Share based compensation cost was included in the accompanying consolidated statement of operations for years ended December 31, 2013 as follows:

2013
Cost of rental revenues	$579
Selling, general and administrative expense	124

$703

As the Company has a loss for tax purposes for the year ended December 31, 2013, no tax benefit has been recognized related to these options.

As of December 31, 2013, there was no unrecognized stock-based compensation expense related to nonvested stock options.

The Company currently plans to use authorized and unissued shares to satisfy share award exercises.

(11)	Commitments and Contingencies

(a)	Legal Proceedings

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the financial position, results of operations, or liquidity of the Company.

(b)	Environmental Matters

The facilities of the Company are subject to federal, state, and local environmental requirements relating to discharges to air, water, and land; the handling and disposal of solid and hazardous waste; and the cleanup of properties affected by hazardous substances. Based on management’s environmental review initiatives, the Company believes that its facilities are in substantial compliance with environmental requirements and that the Company has no material liabilities arising under environmental requirements. However, some risk of environmental liability is inherent in the nature of the operations of the Company, and in the future, the Company may incur material costs to meet current or more stringent compliance, cleanup, or other obligations under environmental laws. Management does not expect that compliance with environmental laws will have a material adverse effect on the financial position, results of operations, or liquidity of the Company.

(12)	Lease Agreements

The Company leases certain facilities, equipment, and vehicles under operating leases, some of which contain renewal options. Facility rent expense was $1,636 for the year ended December 31, 2013, and is included in selling, general, and administrative expenses in the consolidated statement of operations. The equipment and vehicles rent expense was $97 for the year ended December 31, 2013, and is included in cost of rental and service revenue.

(Continued)

GULF TANKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013

(In thousands, except share and per share data)

The Company is obligated under certain capital leases covering vehicles, equipment, and a building. The gross amount of property and equipment was $3,697, with the related accumulated amortization of $2,415 for year ended December 31, 2013. These are recorded as a leasehold improvement, vehicles and rental equipment, and amortization of these assets is included with depreciation expense.

Future minimum rental commitments under noncancelable operating leases and capital lease obligations consist of the following at December 31, 2013:

	Operating leases	Capital leases
Year ending December 31:
2014	$1,521	$307
2015	1,205	174
2016	1,048	174
2017	811	174
2018	519	145
Thereafter	1,009	—

Total minimum lease payments	$6,113	974

Amount representing interest		192

Present value of minimum lease payments		$782

(13)	Employee Benefit Plans

Employees of Evergreen are eligible to participate in the 401(k) plan of Evergreen (the Plan). Under the Plan, the Company may make a discretionary contribution to a trust based on each eligible employee’s annual wages. In addition, eligible employees can defer up to 50% of their annual wages with a partial matching contribution by the Company calculated each payroll equal to 100% of deferrals equal to 1% of pay, plus 50% of deferrals which are over 1%, but are not over 6% of pay, subject to Internal Revenue Service limitations. The employer contributions vest over a two-year period. Contributions by the Company to the Plan were $309 for the year ended December 31, 2013.

(Continued)

GULF TANKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2013

(In thousands, except share and per share data)

(14)	Related-Party Transactions

The Company entered into a management services agreement with Odyssey, whereby Odyssey provides assistance to the company with various potential acquisitions and financings in exchange for the payment of a fee and reimbursement of Odyssey’s out-of-pocket expenses. During the year ended December 31, 2013, the Company paid Odyssey $29, under the terms of this arrangement. The expense was recorded as professional fees in selling, general, and administrative expenses in the consolidated statement of operations.

(15)	Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through April 24, 2014, the date at which the consolidated financial statements were available to be issued, and determined there are no other items to disclose.